Exhibit 99.1

OptimizeRx Reports First Quarter 2021 Financial Results, Revenue Up 48% on Rising Enterprise Adoption of Digital Health

- Revenue Up 48% to $11.2 million, closing on 33 enterprise contracts
- Expanded recurring revenue stream, reaching new base of customers
- Cash flow positive from operations of $1.7 million

ROCHESTER, Mich. – May 6, 2021 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, reported results for the three months ended March 31, 2021. Quarterly comparisons are to the same year-ago period.

Financial Highlights

•	Revenue in the first quarter of 2021 increased 48% to a record $11.2 million, from $7.6 million as compared to the same year ago period.
•	Gross profit in the first quarter of 2021 increased 41% to $6.1 million.
•	GAAP net loss totaled $0.6 million or $(0.04) per basic and diluted share in the first quarter.
•	Non-GAAP net income in the first quarter totaled $0.6 million or $0.04 per basic and $0.03 per fully diluted share respectively (see definition of this non-GAAP measure and reconciliation to GAAP, below).
•	Cash and cash equivalents totaled $82.3 million as of March 31, 2021 as compared to $10.5 million as of December 31, 2020. This was a result of an equity offering in February where we raised $70.7 million.

Operational Highlights

•	Secured new enterprise-level deals for 2021 that provide access to the company’s full suite of solutions and nationwide digital healthcare platform.

•	Enhanced our leadership team by adding a General Counsel & Chief Compliance Officer as well as elevated the Chief Technology Officer to report directly to the CEO.
•	Secured multiple new channel partnerships outside of electronic health record companies for additional reach to oncologists and other specialties.
•	Committed to an inclusion and diversity pledge.
•	Enhanced our patient engagement commercial team to further scale that portion of the business.
•	Consolidated our technology centers of excellence in Croatia.
•	Completed all integration work for previous two acquisitions and paid last earnout payment related to acquisitions.
•	Maintained a no travel, virtual operational plan with a particular focus on training, open communication, and great work culture.

Management Commentary

“We’ve had a strong start to the new year and are pleased with the Company’s financial and operational performance. We finished the quarter cash flow positive from operations, generating meaningful revenue growth, and closing on client renewals and new business alike,” said OptimizeRx CEO, William Febbo. “The demand for OptimizeRx’s digital health platform and services has increasingly become self-evident as we continue to invest in the business, supporting further enterprise growth well into the near and foreseeable future.

“To put this into perspective, of the 46 enterprise engagements announced at the end of 2020, we closed on 33 of these this quarter, worth $25 million in annual contract value. What is clear is that the business is highly resistant to macro shocks as the acceleration and adoption of digital health remains a long-term trend.

“In order to support this exciting growth while maintaining operational excellence, we have enhanced the Company’s infrastructure across strategic functions and leadership roles. This expansion of human capital is directly in line with the planned buildout of a vibrantly growing, highly scalable technology business across its sales, technology centers, engagement and new business development lifecycles. The result of our success is not just reflected in our financial results but have been shared in the feedback that we receive from clients and partners. We take pride in the relevance of OptimizeRx’s suite of solutions for the enhancement of stakeholder engagement and alignment to the patient journey both inside and outside of the electronic health record, and daily workflows of physicians and patients accessing our solutions.

Mr. Febbo concluded, “We have been very fortunate to be an early mover and proponent of digital health communications and care management, connecting life sciences to the full care continuum. The growth and recognition that OptimizeRx has earned in the last few years has been truly remarkable and we look forward to continuing to serve patients, healthcare providers and the life sciences while delivering significant shareholder value to our investors.”

Q12021 Financial Summary

Total revenue reported for the three months ended March 31, 2021 was approximately $11.2 million, an increase of 48% over the approximately $7.6 million from the same period in 2020. The increased revenue resulted from increases in sales in all our solutions.

Gross margin decreased to 55% from 57% in the year-ago quarter, with the decrease related to a change in solution mix.

Operating expenses totaled $6.8 million and remained relatively flat from $6.6 million in the same year-ago quarter. The moderate increase was due to the company’s efforts to expand its solutions and build out its organization for future growth.

Net loss on a GAAP basis was approximately $0.6 million or $(0.04) per basic and diluted share, as compared to a net loss of $2.2 million or $(0.15) per basic and fully diluted share in the first quarter of 2020.

Non-GAAP net income was $0.6 million or $0.04 per basic and $0.03 per fully diluted share, compared to non-GAAP net loss of $0.8 million or $(0.06) per basic and fully share in the same year-ago period (see definition of this non-GAAP measure and reconciliation to GAAP, below).

Cash and cash equivalents totaled $83 million as of March 31, 2021, as compared to $10.5 million as of December 31, 2020. This was a result of an equity offering in February where we raised $71 million.

Conference Call

OptimizeRx management will host the presentation, followed by a question-and-answer period.

Date: Thursday, May 6, 2021

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Web access: http://public.viavid.com/index.php?id=144705

Toll-free dial-in number: 1-800-496-4039

International dial-in number: 1-323-347-3281

Conference ID: 5789519

Please call the conference telephone number five minutes prior to the start time.

A replay of the call will remain available for 12 months via the Investors section of the OptimizeRx website at www.optimizerx.com/investors.

Definition and Use of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income (loss) and non-GAAP earnings (loss) per share or non-GAAP EPS, both of which are non-GAAP financial measures.

The company defines non-GAAP net income (loss) as GAAP net income (loss) with an adjustment to add back depreciation, amortization, stock-based compensation, acquisition expenses, income or loss related to the fair value of contingent consideration, and deferred income taxes. Non-GAAP EPS is defined as non-GAAP net income (loss) divided by the number of weighted average shares outstanding on a basic and diluted basis. The company has provided non-GAAP financial measures to aid investors in better understanding its performance. Management believes that these non-GAAP financial measures provide additional insight into the operations and cashflow of the company.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, management believes that providing non-GAAP financial measures that excludes non-cash expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as provides an important tool for financial and operational decision making and for evaluating the company’s own core business operating results over different periods of time.

The company’s non-GAAP net income (loss) and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in the company’s industry, as other companies in the industry may calculate such non-GAAP financial results differently. The company’s non-GAAP net income (loss) and non-GAAP EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The company does not consider these non-GAAP measures to be substitutes for or superior to the information provided by its GAAP financial results.

The table, “Reconciliation of non-GAAP to GAAP Financial Measures,” included below, provides a reconciliation of non-GAAP net income (loss) and non-GAAP EPS for the three months ended March 31, 2021 and 2020.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com

OPTIMIZERX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2021	December 31, 2020

ASSETS
Current Assets
Cash and cash equivalents	$82,278,696	$10,516,776
Accounts receivable, net	14,738,890	17,885,705
Prepaid expenses	3,519,528	4,456,611
Total Current Assets	100,537,114	32,859,092
Property and equipment, net	142,119	148,854
Other Assets
Goodwill	14,740,031	14,740,031
Technology assets, net	5,049,334	5,251,822
Patent rights, net	2,304,923	2,349,570
Right of use assets, net	422,635	445,974
Other intangible assets, net	4,361,665	4,519,552
Security deposits and other assets	12,859	12,859
Total Other Assets	26,891,447	27,319,808
TOTAL ASSETS	$127,570,680	$60,327,754

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable – trade	$499,279	$618,250
Accrued expenses	869,791	2,420,361
Revenue share payable	3,493,805	4,969,868
Current portion of lease obligations	119,389	123,220
Current portion of contingent purchase price payable	-	1,610,813
Deferred revenue	448,140	285,795
Total Current Liabilities	5,430,404	10,028,307
Non-current Liabilities
Lease obligations, net of current portion	305,039	325,533
Total Non-current liabilities	305,039	325,533
Total Liabilities	5,735,443	10,353,840
Commitments and contingencies (See note 7)	-	-
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding at March 31, 2021 or December 31, 2020	-	-
Common stock, $0.001 par value, 166,666,667 shares authorized, 17,260,588 and 15,223,340 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	17,261	15,223
Additional paid-in-capital	158,087,090	85,590,428
Accumulated deficit	(36,269,114)	(35,631,737)
Total Stockholders’ Equity	121,835,237	49,973,914
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$127,570,680	$60,327,754

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31,
	2021	2020

TOTAL REVENUE	$11,229,211	$7,584,602
COST OF REVENUES	5,104,603	3,241,763

GROSS MARGIN	6,124,608	4,342,839

OPERATING EXPENSES	6,762,916	6,602,091

LOSS FROM OPERATIONS	(638,308)	(2,259,252)

OTHER INCOME
Interest Income	931	55,321
TOTAL OTHER INCOME	931	55,321
LOSS BEFORE PROVISION FOR INCOME TAXES	(637,377)	(2,203,931)
PROVISION FOR INCOME TAXES	-	-
NET LOSS	$(637,377)	$(2,203,931)

WEIGHTED AVERAGE SHARES OUTSTANDING

BASIC	16,101,837	14,609,499
DILUTED	16,101,837	14,609,499

NET LOSS PER SHARE

BASIC	$(0.04)	$(0.15)
DILUTED	$(0.04)	$(0.15)

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(637,377)	$(2,203,931)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, amortization and non-cash lease expense	526,180	519,669
Stock-based compensation	582,159	754,512
Stock issued for board service	124,994	100,000
Provision for loss on accounts receivable	20,000	-
Changes in:
Accounts receivable	3,126,815	(1,643,495))
Prepaid expenses and other assets	937,083	(2,099,448)
Accounts payable	(118,971)	55,105
Revenue share payable	(1,476,063)	1,021,811)
Accrued expenses and other liabilities	(1,581,415)	(154,473)
Deferred revenue	162,345	(88,576)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,665,750	(3,738,826)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of intangible assets	(64,693)	-
Purchase of equipment	(19,871)	(15,937)
NET CASH USED IN INVESTING ACTIVITIES	(84,564)	(15,937)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Proceeds from public offering of common stock, net of offering costs	70,671,536	-
Proceeds from exercise of stock options	1,120,011	112,152
Payment of contingent consideration	(1,610,813)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	70,180,734	112,152
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	71,761,920	(3,642,611)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	10,516,776	18,852,680
CASH AND CASH EQUIVALENTS - END OF PERIOD	$82,278,696	$15,210,069

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Lease liabilities arising from right of use assets	$-	$-

OPTIMIZERx CORPORATION

RECONCIALIATION of NON-GAAP to GAAP FINANCIAL MEASURES

(UNAUDITED)

	For the Three Months Ended March 31,
	2021	2020
Net loss	$(637,377)	$(2,203,931)
Depreciation and amortization	526,180	519,669
Stock-based compensation	707,153	854,512
Non-GAAP net income (loss)	$595,956	$(829,750)

Non-GAAP net income (loss) per share
Basic	$0.04	$(0.06)
Diluted	$0.03	$(0.06)
Weighted average shares outstanding:
Basic	16,101,837	14,609,499
Diluted	17,085,582	14,609,499